EXHIBIT 99.1

Joshua P. McGinn, CEP

Senior Vice President, Western Region Relationship Management

American Stock Transfer & Trust Company, LLC

One Embarcadero Center – Suite 566

San Francisco, CA 94111

Office: 415.835-1313

March 9, 2016

Alberta Securities Commission
British Columbia Securities Commission
Ontario Securities Commission

RE:  Xenon Pharmaceuticals Inc.

Pursuant to a request from the above-mentioned reporting issuer, we wish to advise you of the following information in connection with its Annual Meeting of Shareholders:

Date of meeting:	June 2, 2016
Record date for notice:	April 4, 2016
Record date for voting:	April 4, 2016
Beneficial ownership determination date:	April 4, 2016
Securities entitled to notice:	Common Shares
Securities entitled to vote:	Common Shares
Issuer mailing directly to non objecting beneficial owners:	No
Issuer will pay for objecting beneficial owner material distribution:	Yes
Issuer using notice-and-access for registered investors:	No
Issuer using notice-and-access for non-registered investors:	No
Notice-and-access stratification criteria:	N/A

Yours very truly,

/s/ Joshua P. McGinn

Joshua P. McGinn

Senior Vice-President, Western Region

Relationship Management